EXHIBIT 10.1
                              AGREEMENT

         Agreement, dated as of April 19, 1999, between Reebok International Ltd. ("Reebok) and Paul Fireman ("Fireman") amending and extending a portion of the stock option granted by Reebok to Fireman on July 24, 1990 (the "Stock Option Grant") and amending the Stock Option Agreement dated as of July 24, 1990 between Reebok and Fireman relating to the Stock Option Grant (the "Stock Option Agreement").

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants contained herein, the parties hereto agree to amend and extend the Stock Option Grant and the Stock Option Agreement in the following respects:

1. With respect to 500,000 shares of the Stock Option Grant exercisable at $18.01 per share (the "Amended Option Shares"), such Amended Stock Option Shares shall become, as of the date hereof, stock option shares issued to Fireman pursuant to Reebok's 1994 Equity Incentive Plan, as amended (the "Plan"), and shall in all respects be subject to, and governed for all purposes by, the terms and conditions of such Plan.

2. With respect to the Amended Option Shares, the Final Exercise Date (as such term is referred to in the Stock Option Grant and the Stock Option Agreement) shall be July 24, 2010.

3. That portion of the Stock Option Grant concerning the Amended Option Shares may be transferred by Fireman through a gift to any or all of the following: any child, stepchild, grandchild, parent, stepparent, mother-in-law, father-in-law or spouse of Fireman, any trust in which these persons have more than a fifty percent (50%) beneficial interest or a foundation in which these persons (or Fireman) control the management of assets, and may be retransferred by any of these permitted transferees back to Fireman.

4. In exchange for the amendment and extension set forth above, Fireman hereby relinquishes all right and interest in the 500,000 shares of the Stock Option Grant exercisable at $18.01 which were granted under Reebok's 1985 Stock Option Plan.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.



REEBOK INTERNATIONAL LTD.



/s/ KENNETH WATCHMAKER                        /s/ PAUL FIREMAN
By:  Kenneth Watchmaker                           PAUL FIREMAN